UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Accelerate Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ACCELERATE DIAGNOSTICS, INC.

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(520) 365-3100

SUPPLEMENT TO PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2023

On May 1, 2023, Accelerate Diagnostics, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission in connection with the Company’s Annual Meeting of Shareholders to be held on May 19, 2023 (the “Annual Meeting”). This proxy statement supplement, dated May 17, 2023, supplements and amends the Proxy Statement and should be read together with the Proxy Statement. Other than as set forth below, no changes have been made to the Proxy Statement.

Appointment of Proxy Solicitor

Subsequent to the filing of the Proxy Statement, the Company engaged Morrow Sodali LLC, 333 Ludlow Street, Fifth Floor, South Tower, Stamford, CT 06902 (“Morrow Sodali”) to assist in soliciting proxies in connection with the Annual Meeting on the Company’s behalf. The Company anticipates paying Morrow Sodali approximately $12,000, plus associated expenses, for its services. Additionally, if Morrow Sodali is requested to implement a telephone solicitation of stockholders, Morrow Sodali will be entitled to a fee of $6.50 per stockholder.